certification [Exhibit 99.906CERT]

Wendy Wang, Principal Executive Officer/President, and Sam Singh, Principal Financial Officer/Treasurer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Northern Lights Fund Trust IV		Northern Lights Fund Trust IV

/s/ Wendy Wang		/s/ Sam Singh
Wendy Wang		Sam Singh
Date:	8/5/24	Date:	8/5/24

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.